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                                                                    EXHIBIT 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-1 of our report dated November 3, 1999 relating to the financial statements of HotRail, Inc. (formerly Poseidon Technology, Inc.), which appears in such Registration Statement. We also consent to the reference to us under the headings "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

San Jose, California
November 9, 2000